REGISTRATION NO. _______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------

                                  FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                            CH ENERGY GROUP, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   NEW YORK                         6719                      14-1804460
(STATE OR OTHER         (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
JURISDICTION OF         CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                                STEVEN V. LANT
                                                TREASURER AND SECRETARY
                                                CH ENERGY GROUP, INC.
284 SOUTH AVENUE                                284 SOUTH AVENUE
POUGHKEEPSIE, NY 12601-4879                     POUGHKEEPSIE, NY 12601-4879
(914) 452-2000                                  (914) 486-5254
(ADDRESS, INCLUDING ZIP CODE, AND               (NAME, ADDRESS, INCLUDING ZIP
TELEPHONE NUMBER, INCLUDING AREA                CODE, AND TELEPHONE NUMBER,
CODE, OF REGISTRANT'S PRINCIPAL                 INCLUDING AREA CODE, OF AGENT
EXECUTIVE OFFICES)                              FOR SERVICE)

                                  COPIES TO:

                           WILLIAM P. REILLY, ESQ.
                              GOULD & WILKIE LLP
                          ONE CHASE MANHATTAN PLAZA
                           NEW YORK, NY 10005-1401

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement has become effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] No. 333-52797

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                              ------------------
                       CALCULATION OF REGISTRATION FEE

                                          PROPOSED    PROPOSED
                                          MAXIMUM     MAXIMUM
TITLE OF EACH CLASS     AMOUNT            OFFERING    AGGREGATE   AMOUNT OF
OF SECURITIES TO BE     TO BE             PRICE PER   OFFERING    REGISTRATION
REGISTERED              REGISTERED        UNIT(1)     PRICE(1)    FEE
                        ----------        -------     --------    ------------

Common Stock,
par value $.10 per
share                   200,000           $36.9375    $7,387,500  $2,053.73



(1) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the per share market value of the shares of common stock of Central Hudson to be exchanged in the Share Exchange (described under the below caption "Statement"), which is the average of the reported high and low sales prices of a share of common stock of Central Hudson on the New York Stock Exchange, Inc. Composite Tape on November 12, 1999.

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                                    STATEMENT
                                    ---------

      This Registration Statement, on Form S-4, is being filed by CH Energy Group, Inc. with the Securities and Exchange Commission (the "SEC") pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) issued under the Securities Act of 1933 ("Act") for the purpose of registering under the Act 200,000 additional shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") for issuance pursuant to the Share Exchange, hereinafter described.

      The Company has heretofore registered under the Act a total of 16,700,000 shares of Common Stock for issuance pursuant to said Share Exchange by means of the currently effective Registration Statement on Form S-4 (Registration No. 333-52797) previously filed with the SEC (the "Prior Registration Statement").

      The contents of the Prior Registration Statement is hereby incorporated by reference into this Registration Statement.

      The Share Exchange is more particularly described in the Prior Registration Statement. On the effective date of the Share Exchange, the outstanding shares of common stock, par value $5.00 per share, of Central Hudson Gas & Electric Corporation ("Central Hudson") will automatically be exchanged, on a one-to-one basis, for shares of Common Stock. Thereafter, Central Hudson will be a wholly-owned subsidiary of the Company.

      The number of shares of Common Stock of the Company to be issued in the Share Exchange could not be precisely determined at the time the Prior Registration Statement became effective. The Share Exchange is expected to be effective on or about December 15, 1999. The total number of shares of Common Stock to be issued is now expected not to exceed 16,900,000 shares. The number of shares registered by the Prior Registration Statement is 16,700,000.

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      See the  undertaking  of the Company in Item 22(4) in Part II of the Prior
Registration Statement.

Opinions, Consents and Powers of Attorney
-----------------------------------------

      The following Opinions, Consents, Powers of Attorney and other updated Exhibits are filed as Exhibits to this Registration Statement as required by General Instruction K to Form S-4 Registration Statement:

(Regulation S-K
     Item 601
  Designation)                Exhibit
  ------------                -------

(3)               - -   Articles of Incorporation and By-Laws:

            (i)   - -   Restated  Certificate  of  Incorporation  of  the
                        Registrant   under   Section   807  of   the   Business
                        Corporation Law, filed November 12, 1998. Incorporated by reference to Exhibit 3(ii) filed with Registrant's
                        Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

            (ii)  - -   By-Laws  in  effect  on the date of the  filing of this
                        Registration Statement.

(5)               - -   Opinion  of  Gould &  Wilkie  LLP re  legibility  of
                        securities registered hereunder.

(8)               - -   Tax Opinion of Gould & Wilkie LLP

23.1              - -   Consent of Gould & Wilkie LLP (included in Exhibits 5
                        and 8)

23.2              - -   Consent of PricewaterhouseCoopers, LLP

24                - -   Power of Attorney for each director and officer signing
                        the Registration Statement

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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poughkeepsie, State of New York, on the 16th day of November, 1999.

                                          CH ENERGY GROUP, INC.
                                              (Registrant)

                                    By:       /S/ PAUL J. GANCI
                                        --------------------------
                                              Paul J. Ganci
                                          Chief Executive Officer

      Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  the
Registration Statement has been signed by the following persons in the capacities, and on the dates indicated.

Signature                                 Title             Date
---------                                 -----             ----

Steven V. Lant, Treasurer and                               November 16, 1999
Secretary (Principal Financial Officer);
Donna S. Doyle, Controller (Principal
Accounting Officer); and John E. Mack III, a Director.

       /S/ PAUL J. GANCI                                    November  16, 1999
--------------------------------------------
(Paul J. Ganci, as a director and
       as Attorney-in-Fact)

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                                  EXHIBIT INDEX
                                  -------------

      The following Opinions, Consents, Powers of Attorney and other updated Exhibits are filed as Exhibits to this Registration Statement as required by General Instruction K to Form S-4 Registration Statement:

(Regulation S-K
     Item 601
  Designation)                Exhibit
  ------------                -------

(3)               - -   Articles of Incorporation and By-Laws:

            (i)   - -   Restated Certificate of Incorporation of the Registrant
                        under Section 807 of the Business Corporation Law, filed November 12, 1998. Incorporated by reference to
                        Exhibit 3(ii) filed with Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998.

            (ii)  - -   By-Laws  in  effect  on the date of the  filing of this
                        Registration Statement.

(5)               - -   Opinion  of  Gould  &  Wilkie  LLP  re  legibility  of
                        securities registered hereunder.

(8)               - -   Tax Opinion of Gould & Wilkie LLP

23.1              - -   Consent of Gould & Wilkie LLP (included in Exhibits 5
                        and 8)

23.2              - -   Consent of PricewaterhouseCoopers, LLP

24                - -   Power of Attorney for each director and officer signing
                        the Registration Statement

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